SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2018

Table Trac, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-32987	88-0336568
(State of Incorporation)	(Commission file number)	(IRS Employer Identification Number)

6101 Baker Road, Suite 206,
Minnetonka, Minnesota 55345
(Address of principal executive offices) (Zip Code)

(952) 548-8877
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2018, the Board of Directors of Table Trac Inc. appointed Randy W. Gilbert, age 53, as the Company’s Chief Financial Officer. Previously and since September 2015, Mr. Gilbert served as a Principal with Assurance Consulting 3 (AC3) a division of Boeckermann, Grafstrom and Mayer, which provides Sarbanes Oxley and Internal audit services.   Prior to that and since 2006, he was a manager with AC3. Additionally, Mr. Gilbert served as the Chief Financial Officer for EVO Transportation & Energy Services, Inc. (formally called Minn Shares Inc.) from May 2016 to December 2017. Mr. Gilbert has a Bachelor of Accounting B.ACC degree from the University of Minnesota - Duluth and began his Accounting career with KPMG.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Offer Letter by and between Table Trac Inc. and Randy W. Gilbert

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABLE TRAC, INC.:
(Registrant)

By:	/s/ Chad Hoehne
Chad Hoehne, Chief Executive Officer

Dated: January 11, 2018